As filed with the Securities and Exchange Commission on April 10, 2003
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

ISTA PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	ISTA Pharmaceuticals, Inc. 15279 Alton Parkway, Building 100 Irvine, CA 92618 (949) 788-6000	33-0511729 (I.R.S. Employer Identification Number)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2000 STOCK PLAN

Vicente Anido, Jr., Ph.D.
President and Chief Executive Officer
ISTA Pharmaceuticals, Inc.
15279 Alton Parkway, Building 100
Irvine, CA 92618
(949) 788-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Robert C. Funsten
Stradling Yocca Carlson & Rauth
a Professional Corporation
660 Newport Center Drive, Suite 1600
Newport Beach, CA 92660
(949) 725-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities to	Amount to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Share	Offering Price	Fee

Common Stock $0.001 par value	199,321 shares (1)	$5.28 (2)	$1,052,414.80	$85.14

(1)	Represents 199,321 additional shares authorized to be issued under the 2000 Stock Plan.

(2)	Estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with General Instruction E to Form S-8, as amended, and relates to an increase of 199,321 shares of common stock, $0.001 par value per share, of the Company, reserved for issuance under the Company’s 2000 Stock Plan, authorized pursuant to an “evergreen” clause increase for the 2003 fiscal year.

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PART II INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The contents of the Company’s previously filed Registration Statement on Form S-8 relating to shares issued under the Company’s 2000 Stock Plan (File No. 333-56042) are hereby incorporated by reference.

ITEM 8. EXHIBITS.

Exhibit
Number	Description of Document

4.1	2000 Stock Plan (incorporated by reference to Exhibit 10.1 of Registration Statement on Form S-8 filed February 18, 2003 (File No. 333-103276).
5.1*	Opinion re legality of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1*	Consent of Independent Auditors.
23.2*	Consent of Counsel (contained in Exhibit 5.1).
24.1*	Power of Attorney (see page S-2).

*	Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 9, 2003.

By:	/s/ Vicente Anido, Jr. Vicente Anido, Jr., Ph.D. President and Chief Executive Officer

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POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Vicente Anido, Jr., Ph.D., and Lauren P. Silvernail and each of them as his or her attorneys-in-fact, with full power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vicente Anido, Jr., Ph.D. Vicente Anido, Jr., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 9, 2003

/s/ Lauren P. Silvernail Lauren P. Silvernail	Chief Financial Officer and Vice President of Corporate Development (Principal Financial and Accounting Officer)	April 9, 2003

/s/ Robert G. McNeil, Ph.D. Robert G. McNeil, Ph.D.	Chairman of the Board of Directors	April 10, 2003

/s/ Liza Page Nelson Liza Page Nelson	Director	April 9, 2003

/s/ Peter Barton Hutt Peter Barton Hutt	Director	April 9, 2003

/s/ Kathleen D. LaPorte Kathleen D. LaPorte	Director	April 9, 2003

/s/ Benjamin F. McGraw III Benjamin F. McGraw III	Director	April 9, 2003

/s/ Richard C. Williams Richard C. Williams	Director	April 9, 2003

/s/ Wayne I. Roe Wayne I. Roe	Director	April 9, 2003

/s/ Jeffrey L. Edwards Jeffrey L. Edwards	Director	April 9, 2003

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EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	2000 Stock Plan (incorporated by reference to Exhibit 10.1 of Registration Statement on Form S-8 filed February 18, 2003 (File No. 333-103276).
5.1*	Opinion re legality of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1*	Consent of Independent Auditors.
23.2*	Consent of Counsel (contained in Exhibit 5.1).
24.1*	Power of Attorney (see page S-2).

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